													EXHIBIT 99.2
ORIENT - EXPRESS HOTELS LTD.
NEW SEGMENT REPORTING PRESENTATION OF HISTORICAL RESULTS
(U.S. dollars in millions)
	2011					2012					2013
	Q1 [3]	Q2	Q3	Q4	FY	Q1 [3]	Q2	Q3	Q4	FY	Q1 [3]	Q2	Q3	Q4	FY

Revenue and earnings from unconsolidated companies [1]

Owned hotels:
Europe	$14.7	$76.7	$89.0	$32.8	$213.2	$15.8	$70.9	$83.5	$32.1	$202.3	$16.1	$75.2	$97.3	$33.5	$222.1
North America	30.7	31.8	23.4	33.1	119.0	33.0	33.9	23.7	32.9	123.5	34.4	40.5	33.0	38.6	146.5
Rest of world	37.3	29.8	28.6	39.9	135.6	41.7	28.3	24.0	38.9	132.9	41.4	30.3	30.0	40.0	141.7
Total owned hotels	82.7	138.3	141.0	105.8	467.8	90.5	133.1	131.2	103.9	458.7	91.9	146.0	160.3	112.1	510.3
Part-owned / managed hotels	(0.1)	2.9	1.7	1.3	5.8	(0.2)	2.2	1.2	1.5	4.7	(1.1)	1.9	1.8	1.2	3.8
Total hotels	82.6	141.2	142.7	107.1	473.6	90.3	135.3	132.4	105.4	463.4	90.8	147.9	162.1	113.3	514.1

Owned trains & cruises	6.6	23.7	25.0	17.2	72.5	7.4	23.2	22.2	18.1	70.9	9.1	21.8	22.2	20.6	73.7
Part-owned / managed trains	1.0	1.6	3.9	3.4	9.9	1.9	3.8	3.8	3.0	12.5	2.1	3.2	5.0	4.1	14.4
Total trains & cruises	7.6	25.3	28.9	20.6	82.4	9.3	27.0	26.0	21.1	83.4	11.2	25.0	27.2	24.7	88.1

Total	$90.2	$166.5	$171.6	$127.7	$556.0	$99.6	$162.3	$158.4	$126.5	$546.8	$102.0	$172.9	$189.3	$138.0	$602.2

Analysis of earnings and adjusted EBITDA [1]

Owned hotels:
Europe	$(6.8)	$28.8	$36.7	$1.6	$60.3	$(7.6)	$26.8	$34.5	$2.6	$56.3	$(7.9)	$28.1	$43.1	$0.5	$63.8
North America	5.9	4.9	(0.6)	3.3	13.5	7.5	7.4	1.2	5.6	21.7	6.3	8.2	2.9	5.8	23.2
Rest of world	10.8	4.5	4.5	11.8	31.6	13.6	4.7	3.4	11.0	32.7	12.9	4.8	6.0	12.3	36.0
Total owned hotels	9.9	38.2	40.6	16.7	105.4	13.5	38.9	39.1	19.2	110.7	11.3	41.1	52.0	18.6	123.0
Part-owned / managed hotels	(0.1)	2.5	1.3	1.6	5.3	(0.7)	1.6	0.8	1.1	2.8	(2.0)	1.8	1.5	1.0	2.3
Total hotels	9.8	40.7	41.9	18.3	110.7	12.8	40.5	39.9	20.3	113.5	9.3	42.9	53.5	19.6	125.3

Owned trains & cruises	(1.9)	4.5	5.1	3.3	11.0	(2.3)	4.3	4.2	3.5	9.7	(1.1)	2.5	2.8	4.2	8.4
Part-owned / managed trains	1.0	1.6	3.9	3.4	9.9	2.0	3.7	3.8	3.0	12.5	2.1	3.2	5.0	4.1	14.4
Total trains & cruises	(0.9)	6.1	9.0	6.7	20.9	(0.3)	8.0	8.0	6.5	22.2	1.0	5.7	7.8	8.3	22.8

Central overheads	(6.3)	(6.7)	(9.2)	(8.6)	(30.8)	(7.5)	(8.0)	(7.1)	(8.5)	(31.1)	(8.6)	(6.9)	(6.6)	(7.5)	(29.6)
Share-based compensation	(1.6)	(2.0)	(1.2)	(2.0)	(6.8)	(2.0)	(1.6)	(0.8)	(2.4)	(6.8)	(1.6)	(2.3)	(2.6)	(3.9)	(10.4)
Central marketing costs	0.1	0.1	0.1	0.2	0.5	(0.3)	(0.3)	(0.2)	(0.2)	(1.0)	(0.4)	(0.2)	(0.2)	(0.3)	(1.1)

EBITDA before impairment	1.1	38.2	40.6	14.6	94.5	2.7	38.6	39.8	15.7	96.8	(0.3)	39.2	51.9	16.2	107.0

Gain on disposal of property, plant and equipment and capital lease	0.6	(0.1)	—	16.0	16.5	—	—	—	1.5	1.5	—	—	—	—	—
Impairment	—	—	(2.3)	(18.4)	(20.7)	—	—	—	(5.9)	(5.9)	(35.6)	—	—	(0.8)	(36.4)

EBITDA	1.7	38.1	38.3	12.2	90.3	2.7	38.6	39.8	11.3	92.4	(35.9)	39.2	51.9	15.4	70.6

Adjustments to EBITDA [2]	(0.2)	2.1	7.0	7.6	16.5	0.4	0.8	1.0	7.8	10.0	40.4	2.0	0.7	6.0	49.1

Adjusted EBITDA	$1.5	$40.2	$45.3	$19.8	$106.8	$3.1	$39.4	$40.8	$19.1	$102.4	$4.5	$41.2	$52.6	$21.4	$119.7

Note: Revenue of Ubud Hanging Gardens [1]	$0.8	$1.4	$1.8	$1.4	$5.4	$1.0	$1.5	$1.9	$1.5	$5.8	$1.2	$1.4	$1.9	N/A	$4.5
Note: Adjusted EBITDA of Ubud Hanging Gardens [1]	$0.1	$0.4	$0.8	$0.5	$1.8	$0.1	$0.5	$0.8	$0.5	$1.9	$0.2	$0.4	$0.8	N/A	$1.4

[1] Following the owner’s repossession of Ubud Hanging Gardens in November 2013, results from this hotel have been moved to discontinued operations starting with the fourth quarter of 2013. Prior-period results have been updated accordingly.

[2] Adjustments are as previously reported with the exception of adjustments related to Ubud Hanging Gardens, which have been removed.
[3] Includes minor rounding adjustments.